Exhibit 99.1

Zoned Properties Eliminates Current Debt, Retires $1 Million of Convertible Notes

Closes a $2 Million Private Placement with Notes Convertible at $5 Per Share to Strengthen Balance Sheet and Fund Growth Initiatives

SCOTTSDALE, Ariz., April 20, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced the Company has retired $1 million of convertible notes due to mature in August 2017 with a portion of the proceeds from a $2.02 million private placement transaction and a $2.125 million property sale which occurred in January 2017 and March 2017, respectively.

“Retiring and replacing higher cost debt with longer-term financing at an attractive cost of capital lowers our quarterly costs of debt service and puts in place a capital structure that better supports our ongoing property development projects for the long-term,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “As a result of the private placement and sale of one of our Tempe properties, we have lowered our cost of unsecured debt by 100 basis points and extended maturities. 100% of our total debt outstanding now matures in 2022.”

Under the terms of a private placement transaction, in January 2017, the Company issued $2.02 million in five-year convertible notes paying quarterly interest at the rate of 6.0% per annum. A portion of the net proceeds of $1.06 million, excluding transaction costs and other related expenses, was used to repay the Company’s two convertible notes issued in August 2014 for $1 million, in aggregate, and accrued interest of approximately $96,000. The newly placed 2017 convertible notes may be converted at the holder’s option at a conversion price of $5.00 per share.

The 2014 convertible notes, which bore an interest rate of 7% per annum and provided a conversion feature to the Company’s common stock at $5.00 per share, were scheduled to mature in August 2017.

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com